Exhibit 99.1

Lifestream Technologies Completes $3.35 Million Private Placement; Company Now Positioned to Begin a Consumer Awareness Campaign

    POST FALLS, Idaho--(BUSINESS WIRE)--Sept. 16, 2003--Lifestream Technologies, Inc. (AMEX:KFL), a developer and marketer of consumer cholesterol monitors, announced today that the Company has completed the sale of $3.35 million convertible debentures to an investment group that includes current institutional stockholders. The Company intends to use the proceeds to build inventory and execute an awareness program as it enters the holiday season. After commissions and expenses, the Company received approximately $3 million in net proceeds. The debentures issued bear interest at the rate of 8% per annum, have a maturity date of September 10, 2006, and are convertible into the Company's Common Stock at a fixed price of $0.13 per share. The Company has placed half of the financing proceeds in escrow pending approval of the transaction, as well as an increase in the authorized common stock to permit fulfillment of the transaction terms, by the Company's stockholders. If the Company fails to receive stockholder approval at the upcoming Special Stockholders Meeting, the escrowed funds will be returned to the investors. The escrowed funds are subject to a security interest of the investors pending these approvals.
    "This financing enables the Company to implement an advertising campaign to support its products and to facilitate its move into the next class of trade, the mass merchants," stated Christopher Maus, Lifestream's President and CEO. "This advertising will be the first significant awareness campaign launched by the Company and could positively impact our future revenues. In addition, the Company will build its inventory to support the 15,000 plus retailers that currently carry its products," concluded Maus.
    Details of the financing are available in the Company's 8-K filing.

    This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in our most recent Quarterly Report on Form 10-QSB for the three months ended March 31, 2003 and in "Item 1 - Our Business," "Item 6 - Our Management's Discussion and Analysis," particularly the discussion under "Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern" and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2002, both filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report, in the aforementioned Form 10-QSB and Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.

    CONTACT: Lifestream Technologies, Inc.
             Brett Sweezy, 208-457-9409 ext. 1212